Exhibit 10.1

Execution Version

SERIES 1 PREFERRED UNIT

PURCHASE AGREEMENT

among

ENBRIDGE ENERGY PARTNERS, L.P.

and

ENBRIDGE ENERGY COMPANY, INC.

dated as of May 7, 2013

i

ARTICLE V

COVENANTS

Section 5.01 Further Assurances; NYSE Listing	11

ARTICLE VI

CONDITIONS TO OBLIGATIONS

Section 6.01 Conditions to Obligations of EEP	11
Section 6.02 Conditions to Obligations of the Purchaser	12

ARTICLE VII

INDEMNIFICATION, COSTS AND EXPENSES

Section 7.01 Indemnification by EEP	13
Section 7.02 Indemnification by the Purchaser	14
Section 7.03 Indemnification Procedure	14
Section 7.04 Tax Matters	15

ARTICLE VIII

MISCELLANEOUS

Section 8.01 Interpretation	15
Section 8.02 Survival of Provisions	16
Section 8.03 No Waiver; Modifications in Writing	16
Section 8.04 Binding Effect; Assignment	17
Section 8.05 Communications	17
Section 8.06 Removal of Legend	18
Section 8.07 No Third Party Beneficiaries	19
Section 8.08 Entire Agreement	19
Section 8.09 Governing Law; Submission to Jurisdiction	19
Section 8.10 Waiver of Jury Trial	19
Section 8.11 Execution in Counterparts	20

Schedule 1	—	Material Subsidiaries

Exhibit A	—	Fifth Amended and Restated Agreement of Limited Partnership of EEP

Exhibit B	—	Registration Rights Agreement

ii

SERIES 1 PREFERRED UNIT PURCHASE AGREEMENT

This SERIES 1 PREFERRED UNIT PURCHASE AGREEMENT, dated as of May 7, 2013 (this “Agreement”), is entered into by and between Enbridge Energy Partners, L.P., a Delaware limited partnership (“EEP”), and Enbridge Energy Company, Inc., a Delaware corporation (the “Purchaser”).

WHEREAS, EEP desires to sell to the Purchaser, and the Purchaser desires to purchase from EEP, (i) $1,200,000,000 of Series 1 Preferred Units (as defined below) at the Closing (as defined below) in accordance with the provisions of this Agreement; and

WHEREAS, EEP has agreed to provide the Purchaser with certain registration rights with respect to the Conversion Units (as defined below) underlying the Series 1 Preferred Units acquired pursuant to this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. As used in this Agreement, the following terms have the meanings indicated:

“Affiliate” means, with respect to a specified Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise; provided, however, that the EEP Entities and the Purchaser shall not be considered Affiliates for purposes of this Agreement.

“Agreement” has the meaning set forth in the introductory paragraph of this Agreement.

“Basic Documents” means, collectively, this Agreement, the Registration Rights Agreement and the EEP 5th Partnership Agreement.

“Board” means the Board of Directors of Enbridge Management.

“Business Day” means any day other than a Saturday, Sunday, any federal holiday or day on which banking institutions in the State of New York or State of Texas are authorized or required by Law or other governmental action to close.

“Class A Common Units” means Class A common units representing limited partner interests in EEP.

“Closing” shall have the meaning specified in Section 2.02.

“Closing Date” shall have the meaning specified in Section 2.02.

“Commission” means the United States Securities and Exchange Commission.

“consent” shall have the meaning specified in Section 3.08.

“Contract” means any contract, agreement, indenture, note, bond, mortgage, deed of trust, loan, instrument, lease, license, commitment or other arrangement, understanding, undertaking, commitment or obligation, whether written or oral.

“Conversion Units” means the Class A Common Units issuable upon conversion of the Purchased Units in accordance with the EEP 5th Partnership Agreement.

“Delaware LP Act” shall have the meaning specified in Section 3.02.

“EEP” has the meaning set forth in the introductory paragraph of this Agreement.

“EEP Entities” means, collectively, EEP and the entities listed on Schedule 1 to this Agreement.

“EEP Entity Operating Agreements” means the certificate of limited partnership and limited partnership agreement or other organizational documents, as applicable, of the EEP Entities (excluding EEP).

“EEP 4th Partnership Agreement” means the Fourth Amended and Restated Agreement of Limited Partnership of EEP, dated August 15, 2006, as amended through the date hereof.

“EEP 5th Partnership Agreement” means the Fifth Amended and Restated Agreement of Limited Partnership of EEP, substantially in the form attached as Exhibit A hereto.

“EEP Material Adverse Effect” means any material adverse change (a) on the condition, financial or otherwise, earnings, business or properties of the EEP Entities, taken as a whole, whether or not arising from transactions in the ordinary course of business; or (b) that could reasonably be expected to have a material adverse effect on the performance of this Agreement or any other Basic Document or the consummation of any of the transactions contemplated hereby or thereby.

“EEP Related Parties” shall have the meaning specified in Section 7.02.

“Enbridge Management” means Enbridge Energy Management, L.L.C., a Delaware limited liability company.

“General Partner” means Enbridge Energy Company, Inc., a Delaware corporation and the general partner of EEP.

“Governmental Authority” means, with respect to a particular Person, any state, county, city and political subdivision of the United States in which such Person or such Person’s Property is located or which exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authority that exercises valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein with respect to EEP means a Governmental Authority having jurisdiction over EEP, its Subsidiaries or any of their respective Properties.

“Indemnified Party” shall have the meaning specified in Section 7.03(b).

“Indemnifying Party” shall have the meaning specified in Section 7.03(b).

“Law” means any applicable federal, state, tribal or local order, writ, injunction, judgment, settlement, award, decree, statute, law (including common law), rule or regulation.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purpose of this Agreement, a Person shall be deemed to be the owner of any Property that it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“NYSE” means the New York Stock Exchange.

“Operating Agreements” means, collectively, the EEP Entity Operating Agreements, the EEP 4th Partnership Agreement and the Certificate of Limited Partnership of EEP, each as amended to date.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, Governmental Authority or any agency, instrumentality or political subdivision thereof or any other form of entity.

“Property” or “Properties” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible (including intellectual property rights).

“Purchase Price” means $1,200,000,000.

“Purchased Units” shall have the meaning specified in Section 2.01.

“Purchaser” has the meaning set forth in the introductory paragraph of this Agreement.

“Purchaser Related Parties” shall have the meaning specified in Section 7.01.

“Registration Rights Agreement” means the Registration Rights Agreement, substantially in the form attached as Exhibit B hereto.

“Representatives” means, with respect to a specified Person, the officers, directors, managers, members, employees, agents, counsel, accountants, investment bankers, and other representatives of such Person.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Series 1 Preferred Units” means EEP’s Series 1 Preferred Units.

“Simmons” means Simmons & Company International.

“Subsidiary” means (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by EEP, by one or more other Subsidiaries of EEP or a combination thereof, (b) a partnership (whether general or limited) in which EEP or another Subsidiary of EEP, is at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) are owned, directly or indirectly, at the date of determination, by EEP, by one or more other Subsidiaries of EEP, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which EEP, one or more other Subsidiaries of EEP, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

“Third Party Claim” shall have the meaning specified in Section 7.03(b).

ARTICLE II

AGREEMENT TO SELL AND PURCHASE

Section 2.01 Sale and Purchase. Pursuant to the terms of this Agreement, at the Closing: (i) EEP hereby agrees to issue and sell to the Purchaser, and the Purchaser hereby agrees to purchase from EEP, 48,000,000 Series 1 Preferred Units (the “Purchased Units”) on the Closing Date and (ii) as consideration for the issuance and sale of the Purchased Units to the Purchaser, the Purchaser hereby agrees to pay EEP the Purchase Price.

Section 2.02 Closing. Pursuant to the terms of this Agreement, the consummation of the purchase and sale of (i) the Purchased Units (the “Closing”) will take place on or before June 30, 2013. The Closing shall take place at the offices of Latham & Watkins LLP, 811 Main Street, Suite 3700, Houston, Texas 77002. The parties agree that the Closing may occur via delivery of facsimiles or photocopies of the Basic Documents and the closing deliverables contemplated hereby and thereby. Unless otherwise provided herein, all proceedings to be taken and all documents to be executed and delivered by all parties at the Closing will be deemed to have been taken and executed simultaneously, and no proceedings will be deemed to have been taken nor documents executed or delivered until all have been taken. The date on which the Closing occurs and the transactions contemplated by this Agreement become effective is referred to as the “Closing Date.”

Section 2.03 EEP Closing Deliverables. Upon the terms and subject to the conditions of this Agreement, at the Closing, EEP is delivering (or causing to be delivered) the following:

(a) the Purchased Units (in book entry form), meeting the requirements of the EEP 5th Partnership Agreement, registered in such name(s) as the Purchaser has designated (which shall be limited to Purchaser and its Affiliates);

(b) a certificate of the Secretary or Assistant Secretary of Enbridge Management, dated as of the Closing Date, certifying as to and attaching: (i) the Certificate of Limited Partnership of EEP, as filed with the Delaware Secretary of State, (ii) the EEP 4th Partnership Agreement, (iii) the resolutions of the Board authorizing the Basic Documents and the transactions contemplated thereby, including the issuance of the Purchased Units, and (iv) the incumbency of the officers executing the Basic Documents;

(c) a certificate from the Delaware Secretary of State evidencing that EEP is in good standing and dated as of a recent date;

(d) a cross-receipt executed by EEP and delivered to the Purchaser certifying that it has received the Purchase Price;

(e) the Registration Rights Agreement with respect to the Purchased Units, which shall have been duly executed by EEP and delivered on the Closing Date;

(f) the EEP 5th Partnership Agreement, which shall be delivered on the Closing Date as duly adopted and in full force and effect;

(g) all other documents, instruments and writings required to be delivered by EEP at the Closing under the Basic Documents.

Section 2.04 Purchaser Closing Deliverables. Upon the terms and subject to the conditions of this Agreement, at the Closing, Purchaser is delivering (or causing to be delivered) the following:.

(a) the Purchase Price, in immediately available funds;

(b) the Registration Rights Agreement with respect to the Purchased Units, which shall have been duly executed by the Purchaser and delivered on the Closing Date;

(c) a cross-receipt executed by the Purchaser and delivered to EEP certifying that it has received the Purchased Units; and

(d) all other documents, instruments and writings required to be delivered by the Purchaser at the Closing under the Basic Documents.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF EEP

EEP represents and warrants to the Purchaser, on and as of the date of this Agreement as follows:

Section 3.01 Formation and Qualification. Each of the EEP Entities has been duly formed and is validly existing as a limited partnership in good standing under the laws of the jurisdiction in which it is formed, with full limited partnership power and authority to enter into and perform its obligations under the Basic Documents to which it is a party, to own or lease, as the case may be, and to operate its Properties currently owned or leased and to conduct its business as currently conducted, in each case in all material respects as described in EEP’s public filings with the Commission. Each of the EEP Entities is duly qualified to do business as a foreign limited partnership and is in good standing under the laws of each jurisdiction that requires such qualification, except where the failure so to register or qualify would not, individually or in the aggregate, be reasonably likely to have a EEP Material Adverse Effect.

Section 3.02 Ownership of Subsidiaries. EEP owns, directly or indirectly, 100% of the general partner interests and limited partner interests, as applicable, in the EEP Entities (other than EEP); such equity interests have been duly authorized and validly issued in accordance with the Operating Agreements of each Subsidiary and are fully paid (to the extent required under such Operating Agreements) and nonassessable (except as such nonassessability may be affected by Section 153.210 of the Texas Business Organizations Code and Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”); and EEP owns such equity interests free and clear of all Liens.

Section 3.03 No Other Subsidiaries. Other than its ownership interests in the other EEP Entities, EEP does not own, directly or indirectly, any equity or long-term debt securities of any other Person that, individually or in the aggregate, would be deemed to be a “significant subsidiary” as such term is defined in Rule 405 of the Securities Act.

Section 3.04 Authorization; Enforceability; Valid Issuance.

(a) EEP has all requisite power and authority to issue and sell the Purchased Units, in accordance with and upon the terms and conditions set forth in the Basic Documents, and no further consent or authorization is required.

(b) The Basic Documents to which EEP is a party have been duly authorized and will have been validly executed and delivered by EEP as of the date hereof or the Closing Date, as applicable, and, assuming due authorization, execution and delivery by the Purchaser or its Affiliates, as applicable (if either the Purchaser or its Affiliates is a party thereto), constitute, valid and binding obligations of EEP; provided, that the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.

(c) The Purchased Units and the limited partner interests represented thereby have been duly authorized in accordance with the EEP 5th Partnership Agreement and, when issued and delivered against payment therefor in accordance with this Agreement, will be validly issued, fully paid (to the extent required under the EEP 5th Partnership Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act) and will be free of any and all Liens and restrictions on transfer, other than (i) restrictions on transfer under the EEP 5th Partnership Agreement or this Agreement and under applicable state and federal securities laws, (ii) such Liens as are created by the Purchaser and (iii) such Liens as arise under the EEP 5th Partnership Agreement or the Delaware LP Act.

(d) Upon issuance in accordance with this Agreement and the EEP 5th Partnership Agreement, the Conversion Units will be duly authorized, validly issued, fully paid (to the extent required by the EEP 5th Partnership Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act) and will be free of any and all Liens and restrictions on transfer, other than (i) restrictions on transfer under the EEP 5th Partnership Agreement or this Agreement and under applicable state and federal securities laws, (ii) such Liens as are created by the Purchaser and (iii) such Liens as arise under the EEP 5th Partnership Agreement or the Delaware LP Act.

Section 3.05 No Preemptive Rights, Registration Rights or Options. Except as set forth in the EEP 5th Partnership Agreement, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity interests in EEP or (ii) outstanding options or warrants to purchase any securities of EEP. Except as contemplated by the Basic Documents, the issuance and sale of the Purchased Units as contemplated by this Agreement does not give rise to any rights for or relating to the registration of any Class A Common Units or other securities of EEP other than as have been waived or deemed waived.

Section 3.06 Capitalization. As of the date of this Agreement, immediately prior to the issuance and sale of the Purchased Units, the issued and outstanding partnership interests of EEP consist of 254,208,428 Class A Common Units, 7,825,500 Class B Common Units (as defined in the EEP 4th Partnership Agreement), 52,283,651 I-Units (as defined in the EEP 4th Partnership Agreement) and the General Partner’s 2.0% general partner interest in EEP. All outstanding Class A Common Units, Class B Common Units, I-Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the EEP 4th Partnership Agreement and are fully paid (to the extent required under the EEP 4th Partnership Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

Section 3.07 No Breach. None of (i) the issuance or sale of the Purchased Units or (ii) the execution, delivery and performance of the Basic Documents or the consummation of the transactions contemplated hereby or thereby, (A) conflicts or will conflict with or constitutes or will constitute a violation of the Operating Agreements, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any Contract to which any of the EEP Entities is a party or by which any of them or any of their respective Properties may be bound (other than conflicts, breaches, violations or defaults that have been waived or cured), (C) violates or will violate any Law of any Governmental Authority directed to any of the EEP Entities or any of their respective Properties in a proceeding to which any of them or their respective Property is a party or (D) results or will result in the creation or imposition of any Lien upon any Property of any of the EEP Entities, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would reasonably be expected to have a EEP Material Adverse Effect.

Section 3.08 No Approvals. No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any Governmental Authority having jurisdiction over any of the EEP Entities or any of their respective Properties or assets is required in connection with (i) the issuance or sale by EEP of the Purchased Units, (ii) the execution, delivery and performance of each of the Basic Documents to which it is a party, or (iii) the consummation by EEP of the transactions contemplated by the Basic Documents except, in the case of clauses (i) through (iii), (A) consents required under applicable state securities or blue sky laws, (B) for such consents that have been obtained or made, and (C) for such consents that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a EEP Material Adverse Effect.

Section 3.09 No Default. None of the EEP Entities (i) is in violation of its applicable Operating Agreement, (ii) is in default (and no event has occurred which, with notice or lapse of time or both, would constitute such a default) in the due performance or observance of any term, covenant or condition contained in any Contract to which it is a party or by which it is bound or to which any of its Properties is subject or (iii) is in violation of any Law of any Governmental Authority, which default or violation in the case of clause (ii) or (iii), could reasonably be expected to have, individually or in the aggregate, a EEP Material Adverse Effect.

Section 3.10 Investment Company. None of the EEP Entities is nor, after giving effect to the issuance and sale of the Purchased Units and the application of the proceeds thereof, will be an “investment company” or a company “controlled by” an “investment company” as defined in the Investment Company Act of 1940, as amended.

Section 3.11 Certain Fees. Except for (i) fees to be paid by EEP to Simmons for a fairness opinion in connection with this Agreement and the transactions contemplated hereby, no fees or commissions are or will be payable by EEP to brokers, finders or investment bankers with respect to the sale of any of the Purchased Units or the consummation of the transactions contemplated by this Agreement. EEP agrees that it will indemnify and hold harmless the Purchaser from and against any and all claims, demands or liabilities for broker’s, finder’s, placement or other similar fees or commissions incurred by EEP or alleged to have been incurred by EEP in connection with the sale of the Purchased Units or the consummation of the transactions contemplated by the Basic Documents.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to EEP with respect to itself, on and as of the date of this Agreement as follows:

Section 4.01 Existence. The Purchaser is duly organized and validly existing and in good standing under the laws of its state of incorporation, with all necessary corporate power and authority to own its properties and to conduct its business as currently conducted.

Section 4.02 Authorization; Enforceability.

(a) The Purchaser has all necessary legal power and authority to purchase the Purchased Units, in accordance with and upon the terms and conditions set forth in the Basic Documents, and no further consent or authorization of the Purchaser is required.

(b) The Basic Documents to which the Purchaser is a party have been duly authorized and validly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by EEP, constitute valid and binding obligations of the Purchaser; provided, that the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.

Section 4.03 No Breach. The execution, delivery and performance of the Basic Documents by the Purchaser and the consummation by the Purchaser of the transactions contemplated thereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which the Purchaser is a party or by which the Purchaser is bound or to which any of the property or assets of the Purchaser is subject, (ii) conflict with or result in any violation of the provisions of the organizational documents of the Purchaser, or (iii) violate any statute, order, rule or regulation of any court or Governmental Authority, except in the case of clauses (i) and (iii), for such conflicts, breaches, violations or defaults as would not prevent the consummation of the transactions contemplated by the Basic Documents.

Section 4.04 Certain Fees. No fees or commissions are or will be payable by the Purchaser to brokers, finders or investment bankers with respect to the purchase of any of the Purchased Units or the consummation of the transactions contemplated by this Agreement. The Purchaser agrees that it will indemnify and hold harmless EEP from and against any and all claims, demands or liabilities for broker’s, finder’s, placement or other similar fees or commissions incurred by the Purchaser or alleged to have been incurred by the Purchaser in connection with the purchase of the Purchased Units or the consummation of the transactions contemplated by the Basic Documents.

Section 4.05 Unregistered Securities.

(a) Accredited Investor Status; Sophisticated Purchaser. The Purchaser is an “accredited investor” within the meaning of Rule 501 under the Securities Act and is able to bear the risk of its investment in the Purchased Units and the Conversion Units. The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Purchased Units and the Conversion Units.

(b) Information. The Purchaser or its Representatives have been furnished with materials relating to the business, finances and operations of EEP and relating to the offer and sale of the Purchased Units and Conversion Units that have been requested by the Purchaser. The Purchaser or its Representatives has been afforded the opportunity to ask questions of EEP or its Representatives. Neither such inquiries nor any other due diligence investigations conducted at any time by the Purchaser or its Representatives shall modify, amend or affect the Purchaser’s right (i) to rely on EEP’s representations and warranties contained in Article III or (ii) to indemnification or any other remedy based on, or with respect to the accuracy or inaccuracy of, or compliance with, the representations, warranties, covenants and agreements in this Agreement. The Purchaser understands and acknowledges that its purchase of the Purchased Units involves a high degree of risk and uncertainty. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its investment in the Purchased Units.

(c) Cooperation. The Purchaser shall cooperate reasonably with EEP to provide any information necessary for any applicable securities filings.

(d) Purchaser Representation. The Purchaser is purchasing the Purchased Units for its own account and not with a view to distribution in violation of any securities laws. The Purchaser understands and acknowledges that there is no public trading market for the Purchased Units and that none is expected to develop. The Purchaser has been advised and understands and acknowledges that neither the Purchased Units nor the Conversion Units have been registered under the Securities Act or under the “blue sky” laws of any jurisdiction and may be resold only if registered pursuant to the provisions of the Securities Act (or if eligible, pursuant to the provisions of Rule 144 promulgated under the Securities Act or pursuant to another available exemption from the registration requirements of the Securities Act).

(e) Legends. The Purchaser understands and acknowledges that, until such time as the Purchased Units and the Conversion Units have been registered pursuant to the provisions of the Securities Act, or the Purchased Units and the Conversion Units are eligible for resale pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Purchased Units and Conversion Units will bear a restrictive legend in substantially the following form: “NEITHER THE OFFER NOR SALE OF THESE SECURITIES HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER AND, IN THE CASE OF A TRANSACTION EXEMPT

FROM REGISTRATION, UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT OR THE PARTNERSHIP HAS RECEIVED DOCUMENTATION REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER SUCH ACT. THIS SECURITY IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THE FIFTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF THE PARTNERSHIP, DATED AS OF                     , 2013, A COPY OF WHICH MAY BE OBTAINED FROM THE PARTNERSHIP AT ITS PRINCIPAL EXECUTIVE OFFICES.”

(f) Reliance Upon the Purchaser’s Representations and Warranties. The Purchaser understands and acknowledges that the Purchased Units are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws, and that EEP is relying in part upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth in this Agreement in (i) concluding that the issuance and sale of the Purchased Units is a “private offering” and, as such, is exempt from the registration requirements of the Securities Act, and (ii) determining the applicability of such exemptions and the suitability of the Purchaser to purchase the Purchased Units.

ARTICLE V

COVENANTS

Section 5.01 Further Assurances; NYSE Listing. From time to time after the date hereof, without further consideration, EEP and the Purchaser shall use their commercially reasonable efforts to take, or cause to be taken, all actions necessary or appropriate to consummate the transactions contemplated by this Agreement and the other Basic Documents. Without limiting the foregoing, EEP shall (i) file with the NYSE the proper form or other notification and required supporting documentation, and provide to the NYSE any other requested information, related to the Conversion Units and (ii) ensure that the issuance of the Series 1 Preferred Units and Conversion Units is in compliance with applicable NYSE rules and regulations.

ARTICLE VI

CONDITIONS TO OBLIGATIONS

Section 6.01 Conditions to Obligations of EEP. The obligation of EEP to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by EEP:

(a) all necessary filings with and consents, approvals, licenses, permits, and orders of any Governmental Authority required by Law for the consummation of the transactions contemplated in this Agreement shall have been made and obtained;

(b) (i) the representations set forth in Sections 4.01, 4.02, 4.03, 4.04 and 4.05 shall be true and correct in all respects as of the date of this Agreement and as of the Closing, as if made at and as of that time (other than such representations and warranties that expressly address matters only as of a certain date, which need only be true as of such certain date) and (ii) all other representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all respects (disregarding all qualifications as to materiality and qualifications of similar import contained therein) as of the date of this Agreement and as of the Closing, as if made at and as of that time (other than such representations and warranties that expressly address matters only as of a certain date, which need only be true as of such certain date), except where the failure of such representations, individually or in the aggregate, to be true and correct would not reasonably be expected to have a EEP Material Adverse Effect;

(c) Purchaser shall have performed or complied in all material respects with all of the covenants and agreements required by this Agreement to be performed or complied with by it at or before the Closing;

(d) Purchaser shall have delivered to EEP a certificate dated the Closing Date, certifying that the conditions specified in Sections 6.01(b) and 6.01(c) have been fulfilled;

(e) no statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction, judgment or other order shall have been enacted, entered, promulgated, enforced or issued by any Governmental Authority, or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect, and no investigation, action or proceeding before a Governmental Authority shall have been instituted or threatened challenging or seeking to restrain or prohibit the transactions contemplated hereby or to recover damages in connection therewith; and

(f) Purchaser shall have delivered or caused to be delivered the Closing deliverables set forth in Section 2.04.

Section 6.02 Conditions to Obligations of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by the Purchaser:

(a) all necessary filings with and consents, approvals, licenses, permits, and orders of any Governmental Authority required by Law for the consummation of the transactions contemplated in this Agreement shall have been made and obtained;

(b) (i) the representations set forth in Sections 3.01, 3.02, 3.04, 3.06, 3.07 and 3.11 shall be true and correct in all respects as of the date of this Agreement and as of the Closing, as if made at and as of that time (other than such representations and warranties that expressly address matters only as of a certain date, which need only be true as of such certain date) and (ii) all other representations and warranties of EEP contained in this Agreement shall be true and correct in all respects (disregarding all qualifications as to materiality and qualifications of similar import contained therein) as of the date of this Agreement and as of the Closing, as if made at and as of that time (other than such representations and warranties that expressly address matters only as of a certain date, which need only be true as of such certain date), except where the failure of such representations, individually or in the aggregate, to be true and correct would not reasonably be expected to have a EEP Material Adverse Effect;

(c) EEP shall have performed or complied in all material respects with all of the covenants and agreements required by this Agreement to be performed or complied with by EEP on or before the Closing;

(d) EEP shall have delivered to Purchaser a certificate, dated the Closing Date, certifying that the conditions specified in Sections 6.02(b) and 6.02 (c) have been fulfilled;

(e) no statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction, judgment or other order shall have been enacted, entered, promulgated, enforced or issued by any Governmental Authority, or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect, and no investigation, action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement or to recover damages in connection therewith; and

(f) EEP shall have delivered or caused to be delivered the Closing deliverables set forth in Section 2.03.

ARTICLE VII

INDEMNIFICATION, COSTS AND EXPENSES

Section 7.01 Indemnification by EEP. EEP agrees to indemnify the Purchaser, its Affiliates and their officers, directors, members, managers, employees and agents (collectively, “Purchaser Related Parties”) from, and hold each of them harmless against, any and all losses, actions, suits, proceedings (including any investigations, litigation or inquiries), demands and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all reasonable costs, losses, liabilities, damages or expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them), whether or not involving a Third Party Claim, as a result of, arising out of, or in any way related to (i) the failure of any of the representations or warranties made by EEP contained herein to be true and correct in all material respects as of the date hereof (except with respect to any provisions including the word “material” or words of similar import, with respect to which such representations and warranties must have been true and correct) or (ii) the breach of any of the covenants of EEP contained herein; provided, that in the case of the immediately preceding clause (i), such claim for indemnification relating to a breach of any representation or warranty is made prior to the expiration of such representation or warranty; provided, however, that for purposes of determining when an indemnification claim has been made, the date upon which a Purchaser Related Party shall have given notice (stating in reasonable detail the basis of the claim for indemnification) to EEP shall constitute the date upon which such claim has been made; provided, further, that the liability of EEP shall not be greater in amount than the Purchase Price.

Section 7.02 Indemnification by the Purchaser. The Purchaser agrees to indemnify EEP, its Affiliates and their officers, directors, members, managers, employees and agents (collectively, “EEP Related Parties”) from, and hold each of them harmless against, any and all losses, actions, suits, proceedings (including any investigations, litigation or inquiries), demands and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all reasonable costs, losses, liabilities, damages or expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them), whether or not involving a Third Party Claim, as a result of, arising out of, or in any way related to (i) the failure of any of the representations or warranties made by the Purchaser contained herein to be true and correct in all material respects as of the date hereof or (ii) the breach of any of the covenants of the Purchaser contained herein; provided, that in the case of the immediately preceding clause (i), such claim for indemnification relating to a breach of any representation or warranty is made prior to the expiration of such representation or warranty; provided, however, that for purposes of determining when an indemnification claim has been made, the date upon which a EEP Related Party shall have given notice (stating in reasonable detail the basis of the claim for indemnification) to the Purchaser shall constitute the date upon which such claim has been made; provided, further, that the liability of the Purchaser (and its Affiliates, if the Purchaser transfers a portion or all of the Purchased Units to an Affiliate) shall not be greater in amount than the Purchase Price.

Section 7.03 Indemnification Procedure.

(a) A claim for indemnification for any matter not involving a Third Party Claim may be asserted by notice to the party from whom indemnification is sought; provided, however, that failure to so notify the indemnifying party shall not preclude the indemnified party from any indemnification that it may claim in accordance with this Article VII, except as otherwise provided in Sections 7.01 and 7.02.

(b) Promptly after any EEP Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement (each, a “Third Party Claim”), the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such Third Party Claim but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such Third Party Claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle such Third Party Claim, it shall promptly, and in no event later than five (5) days, notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and/or the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying

Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has, within ten (10) Business Days of when the Indemnified Party provides written notice of a Third Party Claim, failed (y) to assume the defense or settlement of such Third Party Claim and employ counsel and (z) notify the Indemnified Party of such assumption, or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such settlement or legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not contain any admission of wrongdoing by, the Indemnified Party.

Section 7.04 Tax Matters. All indemnification payments under this Article VII shall be adjustments to the Purchase Price, except as otherwise required by applicable Law.

ARTICLE VIII

MISCELLANEOUS

Section 8.01 Interpretation. Article, Section, Schedule and Exhibit references in this Agreement are references to the corresponding Article, Section, Schedule and Exhibit to this Agreement, unless otherwise specified. All Schedules and Exhibits to this Agreement are hereby incorporated and made a part hereof as if set forth in full herein and are an integral part of this Agreement. All references to instruments, documents, Contracts and agreements are references to such instruments, documents, Contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. Whenever EEP has an obligation under the Basic Documents, the expense of complying with that obligation shall be an expense of EEP unless otherwise specified. Any reference in this Agreement to $ shall mean U.S. dollars. Whenever any determination, consent or approval is to be made or given by the Purchaser, such action shall be in the Purchaser’s sole discretion, unless otherwise specified in this Agreement. If any provision in the Basic Documents is held to be illegal, invalid, not binding or unenforceable, (i) such provision shall be fully severable and the Basic Documents shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of the Basic Documents, and the remaining provisions shall remain in full force and effect and (ii) the parties hereto shall negotiate in good faith to modify the Basic Documents so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to the Basic Documents, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. Any words imparting the singular number only shall include the plural and vice versa. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.

Section 8.02 Survival of Provisions. The representations and warranties set forth in Sections 3.01, 3.02, 3.04, 3.06, 3.07, 3.11, 4.01, 4.02, 4.03, 4.04 and 4.05 hereunder shall survive the execution and delivery of this Agreement indefinitely, and the other representations and warranties set forth herein shall survive for a period of twelve (12) months following the date hereof regardless of any investigation made by or on behalf of EEP or the Purchaser. The covenants made in this Agreement or any other Basic Document shall survive the Closing and remain operative and in full force and effect regardless of acceptance of any of the Purchased Units and payment therefor and repayment, conversion or repurchase thereof. Regardless of any purported general termination of this Agreement, the provisions of Article VII and all indemnification rights and obligations of EEP and the Purchaser thereunder, and this Article VIII shall remain operative and in full force and effect as between EEP and the Purchaser, unless EEP and the Purchaser execute a writing that expressly (with specific references to the applicable Section or subsection of this Agreement) terminates such rights and obligations as between EEP and the Purchaser.

Section 8.03 No Waiver; Modifications in Writing.

(a) Delay. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

(b) Specific Waiver. Except as otherwise provided herein, no amendment, waiver, consent, modification or termination of any provision of this Agreement shall be effective unless signed by each of the parties hereto or thereto affected by such amendment, waiver, consent, modification or termination. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement and any consent to any departure by EEP from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on EEP in any case shall entitle EEP to any other or further notice or demand in similar or other circumstances. Any investigation by or on behalf of any party shall not be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.

Section 8.04 Binding Effect; Assignment.

(a) Binding Effect. This Agreement shall be binding upon EEP, the Purchaser and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

(b) Assignment of Rights. The Purchaser’s rights and obligations hereunder (including the right to seek indemnification) may be transferred or assigned in whole or in part by the Purchaser to any Affiliate of the Purchaser without the consent of EEP. Upon any such permitted transfer or assignment, references in this Agreement to the Purchaser (as they apply to the transferor or assignor, as the case may be) shall thereafter apply to such transferee or assignee of the Purchaser unless the context otherwise requires. No portion of the rights and obligations of EEP under this Agreement may be transferred or assigned without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld.

Section 8.05 Communications. All notices and demands provided for hereunder shall be in writing and shall be given by hand delivery, electronic mail, registered or certified mail, return receipt requested, regular mail, facsimile or air courier guaranteeing overnight delivery to the following addresses:

If to the EEP:	Enbridge Energy Partners, L.P.
1100 Louisiana Street, Suite 3300
Houston, Texas 77002
Attention: Vice President – US Law and Deputy General Counsel
Facsimile: (713) 821-2000

With a copy to:	Bracewell & Giuliani LLP
711 Louisiana Street
Suite 2300, Pennzoil Place – South Tower
Houston, Texas 77002 80202
Attention: William S. Anderson
Facsimile: (713) 437-5370

If to the Purchaser:	Enbridge Energy Company, Inc.
1100 Louisiana Street, Suite 3300
Houston, Texas 77002
Attention: Vice President – US Law and Deputy General Counsel
Facsimile: (713) 821-2000

With a copy to:	Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, Texas
Attention: William N. Finnegan IV
Brett E. Braden
Facsimile: (713) 546-5401

or to such other address as EEP or the Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) when notice is sent to the sender that the recipient has read the message, if sent by electronic mail; (iii) upon actual receipt if sent by registered or certified mail, return receipt requested, or regular mail, if mailed; (iv) when receipt is acknowledged, if sent by facsimile; and (v) upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 8.06 Removal of Legend.

(a) The Purchaser may request EEP to remove the legend set forth in Section 4.05(e) from the certificates evidencing the Purchased Units by submitting to EEP such certificates, together with an opinion of counsel to the effect that such legend is no longer required under the Securities Act or applicable state laws as the case may be, as EEP may request; provided, that, no opinion of counsel shall be required if the Purchaser is effecting a sale of Purchased Units pursuant to Rule 144 promulgated under the Securities Act or the Conversion Units have been registered under the Securities Act pursuant to an effective registration statement. EEP shall cooperate with the Purchaser to effect removal of such legend. Subject to the provisions of the EEP 5th Partnership Agreement, the legend described in Section 4.05(e) shall be removed and EEP shall issue a certificate without such legend to the holder of Purchased Units upon which it is stamped, if, unless otherwise required by state securities Laws, (i) such Purchased Units are sold pursuant to an effective registration statement, (ii) in connection with a sale, assignment or other transfer, such holder provides EEP with an opinion of a law firm reasonably acceptable to EEP, in a generally acceptable form, to the effect that such sale, assignment or transfer of such Purchased Units may be made without registration under the applicable requirements of the Securities Act, or (iii) in connection with a sale, assignment of or other transfer of such Purchased Units, such holder provides EEP with a representation letter that such Purchased Units will be sold, assigned or transferred pursuant to Rule 144 promulgated under the Securities Act. EEP shall bear all direct costs and expenses associated with the removal of a legend pursuant to this Section 8.06; provided, that the Purchaser shall be responsible for all legal fees and expenses of counsel incurred by the Purchaser with respect to matters addressed in this Section 8.06.

(b) Certificates evidencing Conversion Units shall not contain any legend (including the legend set forth in Section 4.05(e)), (i) while a registration statement covering the resale of such security is effective under the Securities Act and the Purchaser delivers to EEP a representation letter agreeing that such Conversion Units will be sold under such effective registration statement, (ii) following any sale of such Conversion Units pursuant to Rule 144 promulgated under the Securities Act, or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission).

Section 8.07 No Third Party Beneficiaries. Except as provided in Section 7.01 and Section 7.02, nothing in this Agreement shall provide any benefit to any third Person or entitle any third Person to any claim, cause of action, remedy or right of any kind, it being the intent of the parties that this Agreement shall otherwise not be construed as a third Person beneficiary contract.

Section 8.08 Entire Agreement. This Agreement, the other Basic Documents and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or the other Basic Documents with respect to the rights granted by EEP or any of its Affiliates or the Purchaser or any of its Affiliates set forth herein or therein. This Agreement, the other Basic Documents and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 8.09 Governing Law; Submission to Jurisdiction. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of laws. Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Delaware, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Delaware over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection that they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

Section 8.10 Waiver of Jury Trial. THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE

WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 8.11 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

ENBRIDGE ENERGY PARTNERS, L.P.

By:	ENBRIDGE ENERGY MANAGEMENT, L.L.C., as delegate of authority of Enbridge Energy Company, Inc., its general partner

By:	/s/ Terrance L. McGill
Name:	Terrance L. McGill
Title:	Senior Vice President

ENBRIDGE ENERGY COMPANY, INC.

By:	/s/ Terrance L. McGill
Name:	Terrance L. McGill
Title:	President

Signature Page to Purchase Agreement

Schedule I

EEP Entities

Name	Jurisdiction in which registered
Enbridge Energy, Limited Partnership	Delaware
Enbridge Midcoast Energy, L.P.	Texas
Enbridge Pipelines (North Dakota) L.P.	Delaware
Enbridge Pipelines (Texas Gathering) L.P.	Delaware

EXHIBIT A

Form of Fifth Amended and Restated Agreement of Limited Partnership of the Partnership

See Exhibit 3.1 to Enbridge Energy Partners, L.P.’s Current Report on Form 8-K, filed on May 13, 2013

EXHIBIT B

Form of Registration Rights Agreement

See Exhibit 10.2 to Enbridge Energy Partners, L.P.’s Current Report on Form 8-K, filed on May 13, 2013